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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-99648 and 333-35801) pertaining to the 1995 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 333-24275) of Intevac, Inc. of our report dated January 16, 1998, with respect to the consolidated financial statements and schedule of Intevac, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                          /s/  ERNST & YOUNG LLP

San Jose, California
March 6, 1998